Exhibit 32.1

STATEMENT PURSUANT TO
18 U.S.C. SECTION 1350

AS REQUIRED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Gregory J. Flesher, Chief Executive Officer of Reneo Pharmaceuticals, Inc. (the “Company”), and Jennifer P. Lam, Senior Vice President, Finance and Administration of the Company, each hereby certifies that, to the best of his or her knowledge:

1.
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 27, 2023	/s/ Gregory J. Flesher
Gregory J. Flesher Chief
Executive Officer
(Principal Executive Officer)

March 27, 2023	/s/ Jennifer P. Lam
Jennifer P. Lam
Senior Vice President, Finance and Administration (Principal Accounting Officer)

This certification accompanies the Annual Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing.